UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2011

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2011, Quality Systems, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of California; the amendment to be effective as of close of business on October 6, 2011. The amendment increases, from 50 million to 100 million, the number of common shares, par value $0.01 per share, that the Company has authority to issue. The increase in the number of authorized common shares will occur in connection with a 2-for-1 stock split of the Company’s common stock approved by the Company’s Board of Directors on July 27, 2011 and to be effective on October 6, 2011. A copy of the Certificate of Amendment of Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1	Certificate of Amendment of Articles of Incorporation of Quality Systems, Inc. effective as of October 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2011

QUALITY SYSTEMS, INC.

By:	/s/ James J. Sullivan
James J. Sullivan
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 3.1	Certificate of Amendment of Articles of Incorporation of Quality Systems, Inc. effective as of October 6, 2011